Exhibit 10.6

Shareholders’ Voting Rights Entrustment Agreement

This shareholder’s voting rights entrustment agreement (hereinafter referred to as the “Agreement”) is entered into by the following parties in Longquanyi District, Chengdu City, Sichuan Province, China on 3rd December, 2020.

1.	Chunling Mao, ID Number: 512925196903070049

2.	Haibo Bai, ID Number: 51292519780418335X

3.	Xuefeng Huang, ID Number: 512221197606137615

4.	Chengdu Jiulin Ke Fu Technological Co., Ltd. (hereinafter referred to as “Company A”)

Registered address: No. 5#(3), 5thFloor, D2 Building, No. 1666, Section 2, Chenglong Avenue, Chengdu Economic and Technological Development Zone, Sichuan, China.

Legal representative: Jiulin Zhang

The unified social credit code: 91510112MA63FAPN76

5.	Sichuan Hengguang Insurance Agency Co., Ltd. (hereinafter referred to as “Company B”)

Registered address: No. 1666, Section 2, Chenglong Avenue, Chengdu Economic and Technological Development Zone (Longquanyi District), Sichuan, China.

Legal representative: Chunlin Mao

The unified social credit code: 91510112762336643W

(In the Agreement, each of the above parties is referred to as a party and collectively as the parties)

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Whereas:

1.	The existing shareholders are the registered legal shareholders of Company B, holding 100% of the equity of the company in total.

2.	The existing shareholders intend, respectively, to entrust the individual designated by Company A to exercise their voting rights in Company B, and Company A intends to appoint certain individual to accept such entrustment as well.

Through amicable consultation, the parties hereby agree as follows:

1.	Voting Rights Entrustment

1.1.	The existing shareholders irrevocably agree that after the signing of the Agreement, they will respectively sign the power of attorney in the form and content of Annex I hereto, and respectively authorize one director of Company A designated by Company A (hereinafter referred to as the “trustee”) to exercise their rights (hereinafter referred to as the “entrusted rights”) which they enjoy according to the law and articles of association made by Company B as shareholders of Company B. Those rights hereinabove are described as follows:

(a)	Propose to hold and attend the shareholders’ meeting according to the articles of Company B as the agent of the existing shareholders;

(b)	Exercise voting rights on behalf of the existing shareholders on all matters that need to be discussed and resolved by the shareholders’ meeting, including but not limited to the appointment and election of Company B’s legal representative, directors and other senior managers to be appointed and removed by the shareholders;

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(c)	The voting rights of shareholders under other statutory or domestic company’s articles of association (including any other shareholders’ voting rights after the articles of association are amended).

The authorization and entrustment are based on the premise that the trustee is a Chinese citizen and Company A agrees the authorization and entrustment hereinabove. The existing shareholders shall immediately appoint other Chinese citizens designated by Company A to exercise the above entrusted rights if and only if Company A issues a written notice to replace the trustee to the existing shareholders. Once the new entrustment is made, the previous entrustment will cease to be effective. Except the condition hereinabove, the existing shareholders shall not revoke the entrustment and authorization made to the trustee.

1.2.	The trustee shall carefully and diligently perform the entrusted obligations in accordance with the law within the scope of authorization specified herein; the existing shareholders shall recognize and shoulder corresponding responsibilities for any legal consequences arising from the trustee’s exercise of the entrusted rights hereinabove.

1.3.	The existing shareholders hereby confirm that the trustee does not need to solicit the existing shareholders in advance when exercising the above entrusted rights. However, the trustee shall inform the existing shareholders in a timely manner after each resolution or proposal to hold an interim shareholders’ meeting is made.

2.	Right to Know

In order to exercise the entrusted rights under the Agreement, the trustee has the right to know and look through the operation, business, customers, finance, employees and other relevant information Company B. Company B shall fully cooperate in this regard.

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3.	Exercise of the Entrusted Rights

3.1.	The existing shareholders shall provide sufficient assistance to the trustee in exercising the entrusted rights, including timely signing the resolutions of the shareholders’ meeting or other relevant legal documents made by the trustee when necessary (for example, to meet the requirements of documents submitted by government departments for approval, registration and filing).

3.2.	If, at any time during the term of the Agreement, the grant or exercise of the entrusted rights under the Agreement cannot be realized for any reason (except for the default of the existing shareholders or the company), each party shall immediately seek the most similar alternative to the provisions that cannot be realized, and sign a supplementary agreement to modify or adjust the terms hereof when necessary, so as to carry forward the Agreement.

4.	Exemption and Compensation

4.1.	Each party confirms that under no circumstances shall Company B be required to assume any responsibility or make any economic or other compensation to other parties or any third party in connection with the exercise of the entrusted rights under the Agreement by the individual designated by Company A.

4.2.	The existing shareholders and Company B agree that Company B shall compensate Company A for all the losses it suffers or may suffer as a result of appointing the trustee to exercise the entrusted rights, including but not limited to any losses caused by litigation, recovery, arbitration, claim from any third party or administrative investigation and punishment by the government. However, if the loss is caused by the trustee’s intentional or gross negligence, such loss shall not be included in the compensation.

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5.	Representation and Warranty

5.1.	Hereby representation and warranties should be executed by the existing shareholders respectively as follows:

5.1.1.	Shareholders are Chinese citizens with full capacity; shareholders have full and independent legal status and legal capacity, and have been properly authorized to sign, deliver and perform the Agreement, and shareholders may be an independent litigation subject of one party.

5.1.2.	Shareholders have full rights and authorization to enter into and deliver the Agreement and all other documents to be executed by them in connection with the transactions described in the Agreement, and shareholders have full rights and authorization to complete the transactions described herein. They have legally and properly executed and handed over the Agreement, therefore, the Agreement constitutes a legal and binding obligation to them and may enforce them to perform in accordance with the terms hereof.

5.1.3.	Shareholders are the registered legal shareholders of Company B when the Agreement comes into effect. Except for the rights set forth in the Agreement and the Loan Agreement, Equity Pledge Agreement and Right of Exclusive Purchase Right Agreement signed by the existing shareholders and Company A, there is no third-party rights in the entrusted rights. According to the Agreement, the trustee may fully exercise the entrusted rights in force in accordance with the articles of association of Company B.

5.2.	Company A and Company B hereby respectively present and warrant as follows:

5.2.1.	They are limited liability companies properly registered and legally existing according to the law of their registration place, having independent legal personality; they have full and independent legal status and legal capacity to sign, deliver and perform the Agreement, and can be regarded as the litigation subject of one party independently.

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5.2.2.	They have full rights and authorization within the company to enter into and deliver the Agreement and all other documents to be signed related to the transactions described in the Agreement They have full rights and authorization to complete the transactions herein.

5.3.	Company B hereby further presents and warrants as follows:

5.3.1.	The existing shareholders are the registered legal shareholders of Company B when the Agreement comes into effect. Except for the rights set forth in the Agreement and the Equity Pledge Agreement and Right of Exclusive Purchase Agreement signed by the existing shareholders, Company A and Company B, there is no third-party rights in the entrusted rights. According to the Agreement, the trustee may fully exercise the entrusted rights in force in accordance with the articles of association of Company B.

6.	Term of Agreement

6.1.	Subject to the provisions of articles 6.2 and 6.3 hereof, the Agreement shall come into force from the date of formal signing by all parties hereto and shall be valid for ten (10) years unless otherwise the parties agree in writing to terminate the Agreement in advance, or terminate the Agreement in advance according to article 6.4 hereof. After the expiration hereof, the Agreement will be automatically renewed for one (1) year after the expiration of the Agreement, and so on unless Company A notifies the other parties thirty (30) days in advance that the Agreement will not be renewed.

6.2.	Each party shall complete the approval and registration procedures for the extension of their respective term of operation within three months before expiration so as to maintain the validity hereof.

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6.3.	If any party of the existing shareholders transfers all the equity held of Company B with the prior consent of Company A, the party hereinabove shall no longer be a party to the Agreement, but the obligations and commitments of the other parties under the Agreement shall not be negatively affected. If, with the prior written consent of Company A, any existing shareholder transfers all or part of the equity held of Company B, the existing shareholder shall obtain the written confirmation of the equity assignee who agrees to carry on and perform all the responsibilities, obligations and commitments under the Agreement.

6.4.	Termination

(a)	Expiration termination

The Agreement shall terminate on the expiration date unless otherwise renewed in accordance with relevant provisions hereof.

(b)	Premature termination

During the term of the Agreement, the existing shareholders or Company B shall not terminate the Agreement in advance unless Company A has gross negligence, fraud, bankruptcy, dissolution or termination by operation of law; the Agreement will be terminated if Company A bankrupts or dissolves by operation of law before the expiration date hereof. Despite the agreement hereinabove, Company A shall always have the right to terminate the Agreement at any time by giving a written notice to the other parties 30 days in advance.

(c)	Terms after termination

After the termination hereof, the rights and obligations of the parties under article 7 and article 8 shall remain in force.

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7.	Confidentiality Obligation

Whether the Agreement terminates or not, each party hereto shall keep strictly confidential the business secrets, proprietary information, customer information and all other confidential information (hereinafter referred to as “confidential information”) of the other parties obtained in the process of entering into and performing the Agreement. The information receiving party shall not disclose any confidential information to any other third party except with the prior written consent of the information disclosing party or required by relevant laws, regulations or listing needs; the receiving party shall not use, directly or indirectly, any confidential information hereinabove except for performing the Agreement.

7.1.	The following information is excluded from confidential information:

(a)	Any information previously known by the receiving party through legal means with written evidence;
(b)	Information goes to public domain but not the fault of the receiving party; or
(c)	Information legally obtained by the receiving party from other channels after receiving the information.

7.2.	The receiving party may disclose the confidential information to its relevant employees, agents or professionals employed, but the receiving party shall ensure that the personnel hereinabove comply with the relevant terms and conditions hereof and bear any liability arising from the violation of the relevant terms and conditions of the Agreement by the personnel.

7.3.	Despite other provisions hereof, the effect of this article shall not be affected by the termination of the Agreement.

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8.	Liability for Breach of Contract and Compensation

8.1.	The parties agree and confirm that if any party (“the breaching party”) substantially violates any article herein, or substantially fails to perform or delays in performing any obligation under the Agreement, it constitutes a breach of the Agreement (“the breach”), and the non-breaching party (“the observant party”) has the right to require the breaching party to make rectification or take remedial measures within a reasonable period of time. If the breaching party fails to rectify or take remedial measures within a reasonable period of time or within ten (10) days after the observant party gives a written notice to the breaching party and puts forward the request, then:

(a)	Should the defaulting party be any existing shareholder or Company B, Company A has the right to terminate the Agreement and require the defaulting party to pay for damages;

(b)	Should the defaulting party be Company A, the observant party has the right to claim damages from the defaulting party. However, unless otherwise stipulated by law, the observant party has no right to terminate or rescind the Agreement in any case.

8.2.	Despite other provisions hereof, the effect of this article shall not be affected by the termination of the Agreement.

8.3.	Compensation

The existing shareholders shall fully compensate Company A for any loss, damage, obligation and/or expense caused by any lawsuit, claim or other request against Company A from the performance hereof and shall protect Company A from any damage and loss caused by the act of the existing shareholders or any third party at the request of shareholders hereinabove.

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9.	Applicable Law and Dispute Resolution

9.1.	Applicable law

The Agreement shall be governed by the laws of China in terms of its formation, validity, interpretation, performance and the settlement of disputes under the Agreement.

9.2.	Dispute resolution.

Any dispute caused by the interpretation and performance hereof shall be settled at first by the parties through amicable negotiation. If the dispute hereinabove cannot be settled within thirty (30) days after one party sends a written notice demanding negotiation to the other parties, any party may file a lawsuit to the people’s court with jurisdiction in the place where the Agreement is signed.

10.	Change in Law

After the Agreement comes into effect, if any central or local legislative or administrative organ in China modifies its terms of any laws, regulations, rules or other normative documents, including the amendment, supplement or repeal of the existing laws, regulations, rules or other normative documents, the interpretation and promulgation of implementation measures and rules of the existing laws, regulations, rules or other normative documents (collectively referred to as “amendments”), or the promulgation of new laws, regulations, rules or other normative documents (collectively referred to as “new provisions”), the following shall apply:

10.1.	If the revised or newly implemented provisions are more beneficial to one party than the relevant laws, regulations, rules or other normative documents in force on the effective date of the Agreement (and the other parties are not seriously and adversely affected), the parties shall promptly apply for the benefits of the revised or newly implemented provisions from the relevant authorities (if necessary). The parties shall make their best efforts to obtain approval of the application hereinabove.

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10.2.	If the economic interests of Company A under the Agreement are directly or indirectly negatively affected due to the amendments or new provisions of related laws, regulations, rules or other normative documents, and the parties is unable to solve the adverse effects on the economic interests of Company A in accordance with the provisions hereof, the parties shall make all necessary modifications hereto through timely consultation after Company A informs the other parties, so as to maintain the economic interests of Company A to the maximum extent under the Agreement.

11.	Force Majeure

11.1.	Force majeure event refers to any event beyond the reasonable control of one party, which remains unavoidable even under appropriate attention of the affected party, including but not limited to natural disasters (fire, flood, rainstorm above category 8 and other extreme weather), accidents [public health emergencies (including home quarantine caused by pandemic or other epidemic or administrative orders issued by the provincial government of Sichuan Province/municipal government of Chengdu City)], wars, riots and so forth. However, lack of credit, funds or financing shall not be deemed as beyond the reasonable control of a party. The party affected by force majeure event that desires to exempt from the performance of its obligations under the Agreement shall notify the other parties of such exemption at the earliest possible time and inform the other parties of the steps it may take to complete the performance.

11.2.	If the performance hereof is delayed or hindered by any force majeure event hereinabove, the party affected by the force majeure shall bear no responsibility under the Agreement within the scope of such delayed or hindered performance. The party affected shall take appropriate measures to reduce or eliminate the negative impact from force majeure and shall make efforts to perform the delayed or hindered obligation under the Agreement. Once the force majeure hereinabove removes, the parties agree to execute their best efforts to resume performance under the Agreement.

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12.	Others

12.1.	Notice

Notices under the Agreement shall be sent by hand, fax or registered mail. If the notice is sent by registered mail, the date of receipt recorded on the return receipt of the registered mail shall be the date of service; if it is sent by hand or fax, the date of sending shall be the date of service. If it is sent by fax, the original shall be sent by registered mail or delivered by hand immediately after sending.

12.2.	Further assurance

The parties agree to promptly sign such documents and take such further actions as are reasonably necessary or beneficial for the implementation of the provisions and the realization of the goals hereof.

12.3.	Complete contract

The Agreement constitutes the complete contract the parties made on the subject matter hereof, except for the written amendments, supplements or modifications made after the signing hereof, and it supersedes all oral or written negotiations, representations and contracts on the subject matter hereof reached before.

12.4.	Heading

Headings hereof are for convenience only and shall not be employed to interpret, explain or otherwise affect the meaning of the provisions of the Agreement.

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12.5.	Tax

All taxes and expenses incurred by each party as a result of the signing and performance hereof shall be borne by each party separately.

12.6.	Assignment of agreement

The existing shareholders or Company B shall not assign its rights and/or obligations under the Agreement to any third party except with the prior written consent of Company A.

12.7.	Severability of agreement

If any provision hereof is invalid or unenforceable due to inconsistency with pertinent laws, such provision shall be invalid or unenforceable only within the jurisdiction of pertinent laws, and it shall not affect the legal effect of other provisions hereof.

12.8.	Abstention

Any party hereto may abstain from the terms and conditions hereof. The abstention shall only be effective when made in writing and signed by the parties. The abstention hereinabove of one party caused by the breach of another under certain circumstances shall not be deemed as abstention of a similar breach of contract by that party under other circumstances.

12.9.	Amendment and supplement to the agreement

The parties shall amend and supplement the Agreement by written agreement. The amended and supplemented agreement related to the Agreement signed by the parties are integral parts hereof and have the same legal effect as the Agreement.

12.10.	Agreement text

The Agreement is written in Chinese and signed in quintuplicate. Each party keeps one.

[No text below]

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Signature Page (no text below)

Chunling Mao
Signature:

Haibo Bai
Signature:

Xuefeng Huang
Signature:

Chengdu Jiulin Ke Fu Technological Co., Ltd. (seal)

Signature:
Name:	Jiulin Zhang
Title:	legal representative

Sichuan Hengguang Insurance Agency Co., Ltd. (seal)

Signature:
Name:	Chunling Mao
Title:	legal representative

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Power of Attorney

This power of attorney (hereinafter referred to as the power of attorney) is signed by Chunling Mao (ID number: 512925196903070049) on 3rd December, 2020, and is issued to: Chengdu Jiulin Ke Fu Technological Co., Ltd. (hereinafter referred to as the trustee):

I, Chunling Mao, hereby authorize the trustee to act as my agent and exercise the following rights in my name as a shareholder of Sichuan Hengguang Insurance Agency Co., Ltd. (hereinafter referred to as Company B):

(1)	Propose to hold and attend the shareholders’ meeting in accordance with the articles of association of Company B on behalf of me;

(2)	Exercise the right to vote on all matters discussed and resolved at the shareholders’ meeting on behalf of me, including but not limited to the appointment and election of the legal representative, directors and other senior managers of Company B whose position shall be appointed or removed by the shareholders’ meeting;

(3)	Exercise other voting rights of shareholders under the articles of association of Company B (including any other shareholders’ voting rights after the amendment of the articles of association hereinabove).

I hereby irrevocably confirm that all acts done by the trustee on behalf of me as the shareholder of Company B shall be deemed as my acts, and all documents signed shall be deemed to be signed by me. Unless Company A requires to change the trustee to me, the validity of this power of attorney will be extended to the expiration or premature termination of the Shareholder’s Voting Rights Entrustment Agreement signed by Company A, Company B and the existing shareholders of Company B on 3rd December, 2020.

Name:	Chunling Mao

Signature:

Date:	3rd December, 2020

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Power of Attorney

This power of attorney (hereinafter referred to as the power of attorney) is signed by Haibo Bai (ID number: 51292519780418335X) on 3rd December, 2020, and is issued to: Chengdu Jiulin Ke Fu Technological Co., Ltd. (hereinafter referred to as the trustee):

I, Haibo Bai, hereby authorize the trustee to act as my agent and exercise the following rights in my name as a shareholder of Sichuan Hengguang Insurance Agency Co., Ltd. (hereinafter referred to as Company B):

(1)	Propose to hold and attend the shareholders’ meeting in accordance with the articles of association of Company B on behalf of me;

(2)	Exercise the right to vote on all matters discussed and resolved at the shareholders’ meeting on behalf of me, including but not limited to the appointment and election of the legal representative, directors and other senior managers of Company B whose position shall be appointed or removed by the shareholders’ meeting;

(3)	Exercise other voting rights of shareholders under the articles of association of Company B (including any other shareholders’ voting rights after the amendment of the articles of association hereinabove).

I hereby irrevocably confirm that all acts done by the trustee on behalf of me as the shareholder of Company B shall be deemed as my acts, and all documents signed shall be deemed to be signed by me. Unless Company A requires to change the trustee to me, the validity of this power of attorney will be extended to the expiration or premature termination of the Shareholder’s Voting Rights Entrustment Agreement signed by Company A, Company B and the existing shareholders of Company B on 3rd December, 2020.

Name:	Haibo Bai

Signature:

Date:	3rd December, 2020

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Power of Attorney

This power of attorney (hereinafter referred to as the power of attorney) is signed by Xuefeng Huang (ID number: 512221197606137615) on 2rd December, 2020, and is issued to: Chengdu Jiulin Ke Fu Technological Co., Ltd. (hereinafter referred to as the trustee):

I, Xuefeng Huang, hereby authorize the trustee to act as my agent and exercise the following rights in my name as a shareholder of Sichuan Hengguang Insurance Agency Co., Ltd. (hereinafter referred to as Company B):

(1)	Propose to hold and attend the shareholders’ meeting in accordance with the articles of association of Company B on behalf of me;

(2)	Exercise the right to vote on all matters discussed and resolved at the shareholders’ meeting on behalf of me, including but not limited to the appointment and election of the legal representative, directors and other senior managers of Company B whose position shall be appointed or removed by the shareholders’ meeting;

(3)	Exercise other voting rights of shareholders under the articles of association of Company B (including any other shareholders’ voting rights after the amendment of the articles of association hereinabove).

I hereby irrevocably confirm that all acts done by the trustee on behalf of me as the shareholder of Company B shall be deemed as my acts, and all documents signed shall be deemed to be signed by me. Unless Company A requires to change the trustee to me, the validity of this power of attorney will be extended to the expiration or premature termination of the Shareholder’s Voting Rights Entrustment Agreement signed by Company A, Company B and the existing shareholders of Company B on 2rd December, 2020.

Name:	Xuefeng Huang

Signature:

Date:	2rd December, 2020

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